Exhibit 99.1

CASE NAME: Acceptance Insurance Companies Inc.
CASE NO: 05-80059	Form OPR-1A

COMPARATIVE BALANCE SHEET

ASSETS

	Filing Date	1/31/05	2/28/05
CURRENT ASSETS:
Cash (Attach Recons. & Bk Stmts.)	17,002	2,657	4,433
Marketable securities	2,785,516	2,797,982	2,774,982
Prepaid expense & deposits	60,000	60,000	60,000

TOTAL CURRENT ASSETS	2,862,518	2,860,639	2,839,415

OTHER ASSETS:
Note receivable from AIC	20,000,000	20,000,000	20,000,000
Valuation allowance	(20,000,000)	(20,000,000)	(20,000,000)
Investment in AIC	8,753,000	8,753,000	8,552,000
Contingent claims	21,500,000	21,500,000	21,500,000

TOTAL OTHER ASSETS	30,253,000	30,253,000	30,052,000

TOTAL ASSETS	33,115,518	33,113,639	32,891,415

I CERTIFY UNDER PENALTY OF PERJURY THAT THIS 5 PAGE OPERATING REPORT IS TRUE AND CORRECT.

Date Submitted 3-8-05	Signed /s/ Gary N. Thompson	Printed Name of Signatory Gary N. Thompson

CASE NAME: Acceptance Insurance Companies Inc.
CASE NO: 05-80059	Form OPR-1B

COMPARATIVE BALANCE SHEET

LIABILITIES AND STOCKHOLDERS EQUITY

	Filing Date	1/31/05	2/28/05
LIABILITIES:
Post-Petition debt (Sched. C)	0	0	3,681

Pre-Petition Debt:
Litigation claims	22,000,000	22,000,000	22,000,000
Unsecured liabilities	46,054	46,054	46,054
Unsecured debt	116,110,260	116,110,260	116,110,260

TOTAL LIABILITIES	138,156,314	138,156,314	138,159,995

SHAREHOLDERS EQUITY:
Preferred stock	0	0	0
Common stock	6,274,000	6,274,000	6,274,000
Paid-in capital	199,660,000	199,660,000	199,660,000
Treasury stock	(29,969,000)	(29,969,000)	(29,969,000)
Retained earnings:
As of filing date	(281,005,796)	(281,005,796)	(281,005,796)
After filing date	0	(1,879)	(227,784)

TOTAL SHAREHOLDERS EQUITY	(105,040,796)	(105,042,675)	(105,268,580)

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	33,115,518	33,113,639	32,891,415

CASE NAME: Acceptance Insurance Companies Inc.
CASE NO: 05-80059	Form OPR-2

STATEMENT OF INCOME

	1/31/05	2/28/05
REVENUE:
Net investment income	3,190	5,251
Net realized gain	0	0
Other	434	0

OPERATING EXPENSES:
Salaries and benefits	(5,187)	(7,262)
Board fees and expenses	0	(19,250)
Legal fees and expenses		(372)
Filing fees and expenses	(317)	(3,272)

NET OPERATING INCOME / LOSS	(1,879)	(24,905)

OTHER INCOME (EXPENSE):
Interest expense	0	0
Equity in earnings of AIC	0	(201,000)

TOTAL OTHER INCOME (EXPENSE)	0	(201,000)

NET INCOME (LOSS)	(1,879)	(225,905)

CASE NAME: Acceptance Insurance Companies Inc.
CASE NO: 05-80059	Form OPR-3

SOURCES AND USE OF CASH

	1/31/05	2/28/05
CASH DIFFERENCE:
Current ending cash balance	2,657	4,433
Less ending prior month balance	(17,002)	(2,657)

NET CASH INCREASE (DECREASE)	(14,345)	1,776

SOURCES OF CASH:
Net income (loss)	(1,879)	(225,905)
Equity in earnings of AIC	0	201,000

Decrease in:
Receivables	0	0
Marketable securities	0	23,000
Increase in:
Post - petition debt	0	3,681
Pre-petition debt	0	0

TOTAL SOURCES OF CASH	(1,879)	1,776

USES OF CASH:
Increase in:
Receivables	0	0
Marketable securities	(12,466)	0
Decrease in:
Post - petition debt	0	0
Pre-petition debt	0	0

TOTAL USES OF CASH	(12,466)	0

NET CASH INCREASE (DECREASE)	(14,345)	1,776

CASE NAME: Acceptance Insurance Companies Inc.
CASE NO: 05-80059	SCHEDULE C

SCHEDULE OF POST PETITION DEBT

	1/31/05	2/28/05
TRADE ACCOUNTS PAYABLE	0	0
PAYROLL AND PAYROLL TAXES		3,681
TAXES PAYABLE	0	0

TOTAL POST PETITION DEBT	0	3,681